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EXHIBIT 11.1


                                ALDILA, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE - UNAUDITED
                             (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                          Three months ended            Nine months ended
                                                             September 30,                September 30,
                                                         --------------------         ---------------------
                                                           1999         1998             1999         1998
                                                         -------       ------         ---------    --------
BASIC:
Net income (loss)                                        $  (754)     $   755         $  (1,133)   $  3,460

Weighted average number of common shares outstanding      15,462       15,462            15,462      15,448
                                                         -------       ------         ---------    --------

Net income (loss) per common share                       $ (0.05)     $  0.05         $   (0.07)   $   0.22
                                                         -------       ------         ---------    --------
                                                         -------       ------         ---------    --------
ASSUMING DILUTION:
Net income (loss)                                        $  (754)     $   755         $  (1,133)   $  3,460

Weighted average number of common shares outstanding      15,462       15,462            15,462      15,448

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the average
market price during the period                                 -           95                 -         206
                                                         -------       ------         ---------    --------

Weighted average number of common and
   common equivalent shares                               15,462       15,557            15,462      15,654
                                                         -------       ------         ---------    --------
Net income (loss) per common share, assuming dilution    $ (0.05)     $  0.05         $   (0.07)   $   0.22
                                                         -------       ------         ---------    --------
                                                         -------       ------         ---------    --------

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